UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

October 21, 2008
(Date of Report/Date of Earliest Event Reported)

GRANAHAN MCCOURT ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33075	02-0781911
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

179 Stony Brook Road
Hopewell, NJ  08525

(Address of principal executive offices)

Registrant’s telephone number, including area code:   (609) 333-1200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒                                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events

Granahan McCourt Acquisition Corporation (“the Company”) today held its Special Meeting of Stockholders to vote on the proposed merger with Pro Brand International, Inc. At the Special Meeting, the merger proposal was not approved by the Company’s stockholders. As a result, and pursuant to its charter and the terms of its initial public offering, the Company expects that the amounts held in its trust account, together with interest (net of applicable taxes) and including the deferred portion of the underwriters’ discount held in the trust account following the consummation of the Company’s initial public offering, will be returned to the Company’s public stockholders. No payments will be made in respect of the Company’s outstanding warrants or to any of its initial stockholders with respect to the shares owned by them and issued prior to the initial public offering. The Company intends to prepare and mail to its stockholders a proxy statement seeking approval to effect the distribution of funds from the trust account.  The Company will proceed to distribute the funds and stockholders will not need to tender their shares of stock to the transfer agent until the dissolution plan is approved by the Company and its stockholders.

A copy of the Company’s press release dated October 21, 2008 is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

(d) Exhibits:

The following Exhibits are attached as part of this report:

99.1  Press Release of Granahan McCourt Acquisition Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Granahan McCourt Acquisition Corporation (Registrant)

Date: October 21, 2008	By:

/s/ David C. McCourt
David C. McCourt
President, Chief Executive Officer and
Chairman of the Board